UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2017

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2017, Avinger, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“NASDAQ”), notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A), as the market value of the Company’s listed securities (“MVLS”) was below the minimum $50 million for the previous 30 consecutive business days, as well as Nasdaq Listing Rule 5450(b)(3)(A), as the Company did not have total assets and total revenue of at least $50 million each for the most recently completed fiscal year. The Company has a period of 180 calendar days, or until October 17, 2017, to regain compliance with the Nasdaq Listing Rules. To regain compliance, the MVLS of the Company’s common stock must reach at least $50 million for a minimum of 10 consecutive business days. The notice has no present impact on the listing of the Company’s securities on NASDAQ.

In the event that the Company does not regain compliance with the Nasdaq Listing Rules prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.

The Company intends to actively monitor its MVLS and will consider available options to resolve the deficiency and regain compliance with the Nasdaq Listing Rules, including applying to transfer to the NASDAQ Capital Market, which has a minimum MVLS requirement of $35 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: April 24, 2017	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
President and CEO